                                                                    EXHIBIT 99.1

For Immediate Release

For More Information Contact:
David D. Stovall, President & CEO
Habersham Bancorp
(706) 778-1000 or (800) 822-0316

HABERSHAM BANCORP ANNOUNCES FIRST QUARTER  EARNINGS

CORNELIA, GA. April 21, 2003, Habersham Bancorp (NASDAQ: HABC) reports first quarter earnings of $758,278 or $.26 per share diluted, a decrease of 43.47% when compared to first quarter earnings (excluding income from discontinued operations of $599,000) of $1,289,000 or $.46 per share diluted in 2002. First quarter earnings for 2002 included an after-tax gain of approximately $553,000 relating to the sale of Habersham Bancorp's holdings of FLAG Financial Corp. common stock.

Total assets of $398 million at March 31, 2003 reflects a decrease of $31 million or 7.24% from $429 million at December 31, 2002. Management reported that the decrease is due primarily to decreases in Federal Funds Sold and in the loan portfolio of Habersham Bank.

The Company's stock is listed on the Nasdaq National Market under the symbol HABC. Any requests for information regarding the purchase or sale of the common stock can be addressed to: Sterne, Agee and Leach, Inc.; Paine Webber, Inc. (formerly J.C. Bradford & Co.); SunTrust Robinson-Humprey Co., Inc.; AGS Securities, Inc.; Wachovia Securities, Inc. (formerly Interstate/Johnson Lane); or First Tennessee, market makers for HABC.

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HABERSHAM BANCORP FINANCIAL HIGHLIGHTS
(Unaudited) (dollar amount in thousands, except per share amounts)

                                                                          Three Months Ended
                                                                               March 31,
                                                                         2003              2002
                                                                      ----------        ----------
EARNINGS SUMMARY
Interest income                                                       $    5,910        $    6,935
Interest expense                                                           2,257             3,399
                                                                      ----------        ----------
   Net interest income                                                     3,653             3,536

Provision for loan losses                                                    263               292
                                                                      ----------        ----------
   Net interest income after provision for loan losses                     3,390             3,244

Other income                                                                 895               748
Investment securities gains                                                    6               839
Other expense                                                              3,279             3,144
                                                                      ----------        ----------
      Income before income tax expense from
       continuing operations                                               1,012             1,687

Income tax expense                                                           254               398
                                                                      ----------        ----------
Income  from continuing operations                                           758             1,289

Income from discontinued operations, net of
   taxes of $458                                                               0               599
                                                                      ----------        ----------

Net income                                                            $      758        $    1,888
                                                                      ==========        ==========



Income from continuing operations per common share  - basic           $      .27        $      .47
Income from discontinued operations per common share - basic                 .00               .23
                                                                      ----------        ----------
Net income per share - basic                                          $      .27        $      .70

Income from continuing operations per common share - diluted          $      .26        $      .46
Income from discontinued operations per common share - diluted               .00               .22
                                                                      ----------        ----------
Net income per share -  diluted                                       $      .26        $      .68
                                                                      ==========        ==========

Weighted average number of common shares outstanding                   2,818,289         2,698,746
                                                                      ==========        ==========

Weighted average number of common and common
   equivalent shares outstanding                                       2,868,268         2,766,195
                                                                      ==========        ==========

Cash dividends declared per common share                              $      .06        $      .06


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